As filed with the Securities and Exchange Commission on July 18, 2012

Registration No. 333-170479

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to

FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HELIX BIOPHARMA CORP.
(Exact name of Registrant as specified in its charter)

Canada	2834	Not Applicable
(Province or Other Jurisdiction	(Primary Standard Industrial Classification)	(I.R.S. Employer Identification Number
of Incorporation or Organization)	Code Number (if applicable))	(if applicable)

305 Industrial Parkway South, #3
Aurora, Ontario
Canada, L4G 6X7
(905) 841-2300
(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System, 111 Eighth Avenue, New York, New York 10011, (212) 894-8800
(Name, address, (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Photios (Frank) Michalargias	Jason J. Comerford, Esq.
Helix BioPharma Corp.	Osler, Hoskin & Harcourt LLP
305 Industrial Parkway South, #3	620 Eighth Avenue – 36th Floor
Aurora, Ontario, Canada L4G 6X7	New York, New York 10018
(905) 841-2300	(212) 867-5800

Approximate date of commencement of proposed sale of the securities to the public:
The Registrant is hereby amending this Registration Statement to deregister all securities previously registered pursuant to this Registration Statement which remain unsold.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):
A.	[X]	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada)
B.	[ ]	At some future date (check the appropriate box below):
	1.	[ ]	pursuant to Rule 467(b) on at (designate a time not sooner than 7 calendar days after filing)
	2.	[ ]	pursuant to Rule 467(b) on at (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on
	3.	[ ]	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	[ ]	After the filing of the next amendment to this form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf short form prospectus offering procedures, check the following box. [ ]

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form F-10 (No. 333-170479) initially filed with the Securities and Exchange Commission (the “Commission”) by Helix BioPharma Corp. (the “Registrant”) on November 9, 2010, as amended by pre-effective Amendment No. 1 thereto filed with the Commission on November 24, 2010 (the “Registration Statement”), pertaining to the registration of offers and sales by the Registrant of a maximum aggregate offering amount of U.S.$75,000,000, consisting of: (i) common shares, without par value (“Common Shares”); (ii) warrants to purchase Common Shares; (iii) preferred shares; and (iv) units comprising any combination of the foregoing (collectively, the “Securities”).

The Registrant has not made and no longer intends to make any offers or sales of registered Securities in the United States; therefore, the full aggregate offering amount of U.S. $75,000,000 of the Securities remains unsold. This Post-Effective Amendment No. 1 amends the Registration Statement to remove from registration all of the Securities previously registered by the Registration statement, all of which remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aurora, Province of Ontario, Canada, on the 18th day of July, 2012.

HELIX BIOPHARMA CORP.

By:	/s/ Photios (Frank) Michalargias
Name: Photios (Frank) Michalargias
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement on Form F-10 has been signed by the following persons in the capacities indicated, on the 18 day of July, 2012.

/s/ Robert Verhagen	Chief Executive Officer and Director
Robert Verhagen	(Principal Executive Officer)

/s/ Photios (Frank) Michalargias	Chief Financial Officer
Photios (Frank) Michalargias	(Principal Financial Officer and Principal Accounting Officer)

/s/ Mario Gobbo
Mario Gobbo	Director

/s/ William Thomas Hodgson
William Thomas Hodgson	Director

/s/ Jack M. Kay
Jack M. Kay	Director

Marek Orlowski	Director

/s/ William White
William White	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement on Form F-10, solely in the capacity of the duly authorized representative of Helix BioPharma Corp. in the United States, on July 18, 2012.

Mario Gobbo
(authorized representative)

By:	/s/ Mario Gobbo
Name: Mario Gobbo
Title: Director, Helix BioPharma Corp